UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

April 12, 2005

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of

Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer
Identification Number)

14000 SAN BERNARDINO AVENUE
FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication under Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In its press release dated April 12, 2005, the Registrant used a non-GAAP financial measure in the form of EBITDA.

EBITDA is defined as net income, plus income taxes, net interest expense and depreciation and amortization. In our presentation of EBITDA, as adjusted as of March 31, 2004, we also included non-cash deferred cost of $2,155,000 on 8.5% senior notes redeemed in 2004. EBITDA, as adjusted, is not intended to represent cash flows from operations, cash flows from investing or cash flows from financing activities as defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow or a measure of liquidity or as an alternative to net earnings (loss) as indicative of operating performance. EBITDA, as adjusted, is included because we believe that investors find it a useful tool for measuring our ability to service our debt.

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities, the most comparable measure under generally accepted accounting principles as follows:

(dollars in thousands)	Three months ended March 31,
	2005	2004
Net cash provided by (used in):

Operating activities	$3,514	$(12,258)
Interest expense, net	2,912	3,303
Provision for income taxes	16,386	1,268
Changes in other operating assets and liabilities	25,324	28,650
Redemption premium on 2009 bonds	—	(6,870)
Other Net	(103)	1,119

EDITDA as adjusted	$48,033	$15,212

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	List of Exhibits

Exhibit Number	Description
99.1	Press Release of Registrant dated April 12, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 12, 2005	CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/s/ MASAKAZU KURUSHIMA
Masakazu Kurushima,
President and Chief Executive Officer

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